UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2007

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreements

On September 24, 2007, USEC Inc. ("USEC" or the "Company") entered into an Underwriting Agreement (the "Common Stock Underwriting Agreement") with Goldman, Sachs & Co. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters listed on Schedule I to the Common Stock Underwriting Agreement (collectively, the "Common Stock Underwriters") for the issuance and sale by the Company of 20 million shares of the Company’s common stock, par value $.10 per share (the "Shares"), pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-146063) (the "Registration Statement"). The Shares are being sold to the Underwriters at a price of $9.76 per Share, less an underwriting discount of $0.4392 per Share. The Company also granted the Common Stock Underwriters an option to purchase up to an additional 3 million shares of the Company’s common stock, which option was exercised by the Common Stock Underwriters in full on September 26, 2007. The Company expects net proceeds from the sale of the Shares of approximately $213.8 million, including net proceeds as a result of the exercise by the Common Stock Underwriters of their option. A copy of the Common Stock Underwriting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On September 24, 2007, the Company also entered into an Underwriting Agreement (the "Notes Underwriting Agreement") with Goldman, Sachs & Co. and Wachovia Capital Markets, LLC, as representatives of the underwriters listed on Schedule I to the Notes Underwriting Agreement (collectively, the "Notes Underwriters") for the issuance and sale by the Company of $500 million aggregate principal amount of the Company’s 3.0% convertible senior notes due 2014 (the "Notes"), pursuant to the Registration Statement. The Notes are being sold to the Underwriters at a price of $1,000 per Note, less an underwriting discount of 2.25% per Note. The Company also granted the Notes Underwriters an option to purchase up to an additional $75 million aggregate principal amount of Notes, which option was exercised by the Notes Underwriters in full on September 26, 2007. The Company expects net proceeds from the sale of the Notes of approximately $560.7 million, including net proceeds as a result of the exercise by the Notes Underwriters of their option. A copy of the Notes Underwriting Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. In particular, (1) Goldman Sachs Credit Partners L.P. has acted as joint book manager and joint lead arranger and co-syndication agent of the Company’s revolving credit facility, (2) Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., has acted as a joint book manager and joint lead arranger and co-syndication agent of the Company’s revolving credit facility, and (3) Wachovia Bank, National Association, has acted as co-documentation agent under the Company’s revolving credit facility. In addition, Goldman Sachs Asset Management, L.P., an affiliate of Goldman, Sachs & Co., is the beneficial owner of more than 10% of the Company’s common stock.

Indenture

The Notes are being issued pursuant to an Indenture dated September 28, 2007 (the "Indenture"), between the Company and Wells Fargo Bank, N.A. The notes will bear interest at a rate of 3.0% per annum. Interest on the Notes is payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2008. The Notes will mature on October 1, 2014.

The Notes will be senior unsecured obligations of the Company and will rank equally with all of the Company’s existing and future senior unsecured debt and senior to all of the Company’s subordinated debt. The Notes will be structurally subordinated to all existing and future liabilities of the Company’s subsidiaries and will be effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the value of the collateral.

Holders may convert their Notes at their option on any day prior to the close of business on the scheduled trading day immediately preceding August 1, 2014 only under the following circumstances: (1) during the five business day period after any five consecutive trading day period in which the price per note for each trading day of that measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such day; (2) during any calendar quarter (and only during such quarter) after the calendar quarter ending September 30, 2007, if the last reported sale price of the Company’s common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 120% of the conversion price in effect on the last trading day of the immediately preceding calendar quarter; or (3) upon the occurrence of specified corporate events. The Notes will be convertible, regardless of the foregoing circumstances, at any time from, and including, August 1, 2014 through the scheduled trading day immediately preceding the maturity date of the notes.

Upon conversion, for each $1,000 in principal amount outstanding, the Company will deliver a number of shares of the Company’s common stock equal to the conversion rate. The initial conversion rate for the Notes is 83.6400 shares of common stock per $1,000 in principal amount of Notes, equivalent to an initial conversion price of approximately $11.956 per share of common stock. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest. In addition, if a make-whole fundamental change (as defined in the Indenture) occurs prior to the maturity date of the notes, the Company will in some cases increase the conversion rate for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

Subject to certain exceptions, holders may require the Company to repurchase for cash all or part of their Notes upon a fundamental change (as defined in the Indenture) at a price equal to 100% of the principal amount of the Notes being repurchased plus any accrued and unpaid interest up to, but excluding, the relevant repurchase date. The Company may not redeem the Notes prior to maturity.

A copy of the Indenture, which includes the form of the Notes, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number--Description

4.1--Indenture dated September 28, 2007, between USEC Inc. and Wells Fargo Bank, N.A.

10.1--Underwriting Agreement dated September 24, 2007 by and among USEC Inc. and Goldman, Sachs & Co. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein.

10.2--Underwriting Agreement dated September 24, 2007 by and among USEC Inc. and Goldman, Sachs & Co. and Wachovia Capital Markets, LLC, as representatives of the underwriters named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

September 28, 2007	By:	/s/ John C. Barpoulis

Name: John C. Barpoulis
Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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Exhibit Index

Exhibit No.	Description

4.1	Indenture dated September 28, 2007, between USEC Inc. and Wells Fargo Bank, N.A.
10.1	Underwriting Agreement dated September 24, 2007 by and among USEC Inc. and Goldman, Sachs & Co. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein.
10.2	Underwriting Agreement dated September 24, 2007 by and among USEC Inc. and Goldman, Sachs & Co. and Wachovia Capital Markets, LLC, as representatives of the underwriters named therein.